FIRST AMENDMENT TO

DISTRIBUTION REINVESTMENT PLAN OF

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

WHEREAS, American Realty Capital Healthcare Trust, Inc. (the “Company”) maintains the Distribution Reinvestment Plan of American Realty Capital Healthcare Trust, Inc. (the “Plan”);

WHEREAS, pursuant to Section 11 of the Plan, the Board of Directors of the Company (the “Board”) may at any time amend the Plan; and

WHEREAS, the Company desires to amend the Plan as set forth herein;

NOW, THEREFORE, pursuant to Section 11 of the Plan, effective as of March 30, 2014, Sections 11(b) and 11(c) of the Plan are hereby amended in their entirety to read as follows:

“(b) The Administrator may terminate a Participant’s individual participation in the Plan and the Company may terminate the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be. The Administrator may suspend a Participant’s individual participation in the Plan and the Company may suspend the Plan itself, at any time.

(c) After termination or suspension of the Plan or termination or suspension of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination or suspension of the Participant’s participation will be sent directly to the former Participant.”

IN WITNESS WHEREOF, the Board has approved the amendment to the Plan as set forth herein and authorized the undersigned officer of the Company to execute this amendment and the undersigned has caused this amendment to be executed this 30th day of March, 2014.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

By:	/s/ Thomas P. D’Arcy
Name: Thomas P. D’Arcy
Title: Chief Executive Officer